As filed with the Securities and Exchange Commission on October 7, 2010

Registration Statement No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAGNUM HUNTER RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-0879278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

 777 Post Oak Boulevard, Suite 910
Houston, TX 77056
832-369-6986
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Magnum Hunter Resources Corporation

401(k) Employee Stock Ownership Plan
(Full title of the Plan)

Gary C. Evans
777 Post Oak Boulevard, Suite 910
Houston, TX 77056
832-369-6986
(Address, including zip code, and telephone number, including area code, of registrant's agent for service of process)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐ Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Accelerated Filer ☐ Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered (1)	Amount To Be Registered	Proposed Maximum Offering Price PerShare(3)	Proposed Maximum Aggregate OfferingPrice	Amount Of Registration Fee
Common Stock, par value $0.01 per share	3,000,000 (2)	$4.14	$12,420,000.00	$885.46
_______________
(1)
Pursuant to rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate number of plan interests to be offered and sold pursuant to the Plan.

(2)
Represents shares of Registrant’s common stock offered or to be offered pursuant to the Magnum Hunter Resources Corporation 401(k) Employee Stock Ownership Plan (the “Plan”).   In accordance with Rule 416(a) under the Securities Act, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued pursuant to the Plan to prevent dilution from stock splits, stock dividends, recapitalizations or similar transactions.

(3)
Estimated solely for purposes of calculating the registration fee under Rule 457(h) under the Securities Act based upon the average of the high and low sale prices of such common stock as reported on the NYSE Amex Equities Market on October 6, 2010.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give the documents containing the information specified in Part I of Form S-8 to participants in the Magnum Hunter Resources Corporation 401(k) Employee Stock Ownership Plan  as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.

The following documents are hereby incorporated by reference in this Registration Statement (other than any portions of such documents that are merely furnished to the Securities and Exchange Commission):

(a)
Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March  31, 2010, as amended by Form 10-K/A filed with the SEC on  April 30, 2010 and Form 10-K/A filed with the SEC on June 14, 2010.

(b)
Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed with the SEC on May 17, 2010, and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, filed with the SEC on August 12, 2010.

(c)
Current Reports on Form 8-K filed with the SEC on January 6, 2010, January 28, 2010, February 16, 2010, as amended on April 30, 2010, February 19, 2010, March 15, 2010, May 19, 2010, June 17, 2010, June 24, 2010, June 25, 2010, June 29, 2010, July 30, 2010, August 6, 2010, August 11, 2010, August 16, 2010, September 15, 2010, and September 30, 2010.

(d)
The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A filed on August 25, 2006, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents (but this shall not include any document that is merely furnished to the Securities and Exchange Commission).

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

As permitted by Section 102 of the General Corporation Law of the State of Delaware, or the DGCL, the certificate of incorporation of Magnum Hunter Resources Corporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director.

Our bylaws provide that:

•	we may indemnify our directors, officers, employees and agents to the fullest extent permitted by Delaware law; and

•	we may advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

Pursuant to Section 145(a) of the DGCL, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of our company or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), we shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The indemnification provisions contained in our bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain insurance on behalf of our directors and officers insuring them against certain liabilities that may be asserted against them in their capacities as directors or officers or arising out of such status.
.
Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits

All Exhibits are listed in the Exhibit Index at the end of this Part II.

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

* * *
(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
* * *
(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 7, 2010.

MAGNUM HUNTER RESOURCES CORPORATION

By: /s/ Gary C. Evans
Gary C. Evans, Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary C. Evans and Ronald Ormand, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary C. Evans Gary C. Evans	Chairman of the Board and Chief Executive Officer	October 7, 2010

/s/ Ronald D. Ormand Ronald D. Ormand	Chief Financial Officer, Executive Vice President and Director	October 7, 2010

/s/ Wayne P. Hall Wayne P. Hall	Vice Chairman of the Board, Director	October 7, 2010

/s/ David S. Krueger David S. Krueger	Senior Vice President, Chief Accounting Officer	October 7, 2010

/s/ J. Raleigh Bailes, Sr. J. Raleigh Bailes, Sr.	Director	October 7, 2010

/s/ Brad Bynum Brad Bynum	Director	October 7, 2010

/s/ Gary L. Hall Gary L. Hall	Director	October 7, 2010

/s/ Joe L. McClaugherty Joe L. McClaugherty	Director	October 7, 2010

/s/ Steven A. Pfeifer Steven A. Pfeifer	Director	October 7, 2010

/s/ Jeff Swanson Jeff Swanson	Director	October 7, 2010

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on October 7, 2010.

MAGNUM HUNTER RESOURCES CORPORATION,
as Plan Administrator

By: /s/ Gary C. Evans
Gary C. Evans, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Certificate of Incorporation of the Registrant, as amended (incorporated by reference from Petro Resources Corporation’s Registration Statement on Form SB-2 filed on March 21, 2006)

4.1.1
Certificate of Amendment to Certificate of Incorporation of the Registrant dated May 10, 2007 (incorporated by reference from Petro Resources Corporation’s Quarterly Report on Form 10-QSB filed on August 14, 2007)

4.1.2
Certificate of Ownership and Merger of Magnum Hunter Resources Corporation into Petro Resources Corporation, effective July 14, 2009 (incorporated by reference from Magnum Hunter Resources Corporation’s current report on Form 8-K filed on July 14, 2009)

4.1.3
Certificate of Designations of 10.25% Series C Cumulative Perpetual Preferred Stock (incorporated by reference from Magnum Hunter Resources Corporation’s Registration Statement on Form 8-A filed on December 10, 2009)

4.1.4	Certificate of Amendment of Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock dated August 2, 2010 (incorporated by reference from Magnum Hunter Resources Corporation’s Quarterly Report on Form 10-Q filed on August 12, 2010)

4.1.5
Certificate of Amendment of Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock dated September 8, 2010 (incorporated by reference from Magnum Hunter Resources Corporation’s Current Report on Form 8-K filed on September 15, 2010)

4.2	Amended and Restated Bylaws of the Registrant dated April 14, 2006 (incorporated by reference from Petro Resources Corporation’s Registration Statement on Form SB-2 filed on March 21, 2006)

4.2.1	Amendment to Bylaws of the Registrant (incorporated by reference from Petro Resources Corporation’s Amendment No. 1 to Registration Statement on Form SB-2 filed on June 9, 2006)

4.2.2
Amendment to Bylaws of the Registrant dated October 12, 2006 (incorporated by reference from Petro Resources Corporation’s Amendment No. 1 to Registration Statement on Form SB-2 filed on September 21, 2007)

5.1*	Opinion of Paul M. Johnston

23.1*	Consent of Paul M. Johnston (filed as part of Exhibit 5.1)

23.2*	Consent of Hein and Associates LLP

23.3*	Consent of MaloneBailey, LLP

23.4*	Consent of DeGolyer and MacNaughton

23.5*	Consent of Cawley, Gillespie & Associates, Inc.

24.1*	Powers of Attorney (included on the signature page hereto)
______________________

*Filed herewith.